Exhibit 99.1

Comscore Announces Pivotal Recapitalization Transaction with Preferred Stockholders

Reduces Senior Capital, Eliminates Preferred Dividend Burden, and

Enhances Alignment Between Stockholders

RESTON, Va., September 29, 2025 – Comscore, Inc. (Nasdaq: SCOR), a trusted partner for planning, transacting and evaluating media across platforms, today announced a signed recapitalization transaction (the “Recapitalization”) with its preferred stockholders: Charter Communications, Liberty Broadband Corporation, and an affiliate of Cerberus Capital Management. The transaction reduces the amount of senior capital in the Company’s capital structure, eliminates the preferred dividend burden, realigns interests across stockholders, and strengthens corporate governance – all of which is designed to increase Comscore’s public market capitalization and position the Company for future investment and growth. The transaction is subject to customary closing conditions and approval by the Company’s stockholders, including a separate vote by the Company’s disinterested (unaffiliated) common stockholders.

The proposed Recapitalization is the result of an extensive review process conducted by a special committee of disinterested (unaffiliated) members of Comscore’s Board of Directors, culminating in a unanimous recommendation that the Board approve the Recapitalization and enter into definitive agreements with the Company’s preferred stockholders. The Board unanimously approved the Recapitalization and related agreements.

As part of the Recapitalization, the preferred stockholders will exchange their existing Series B preferred shares for common stock and shares of a new Series C preferred stock of the Company. Assuming an estimated closing date of December 15, 2025, the Recapitalization implies the exchange of (i) approximately $80.0 million of existing liquidation preference for common stock at an effective price of $8.11 per share, a 48% premium to the 90-day VWAP of $5.465 per share as of September 26, 2025, and (ii) $183.7 million of remaining liquidation preference for new Series C preferred stock at a price of $14.50 per share. The new preferred stock will be convertible into common stock at an initial rate of 1:1 and will pay no annual dividends, eliminating the Company’s current dividend obligation of more than $18.0 million per year. The Recapitalization will also eliminate the preferred stockholders’ current right to a special dividend of at least $47.0 million.

Jon Carpenter, Comscore’s CEO, remarked, “This transaction strengthens Comscore’s foundation for long-term growth. With greater financial flexibility, we are positioned to lead as AI transforms media buying and performance. Comscore’s unique cross-platform measurement capabilities put us at the forefront of this shift. I am excited for this next chapter of Comscore, and I look forward to delivering value for all our stockholders, partners, and employees.”

Matt McLaughlin, a member of Comscore’s Board of Directors and the Special Committee formed to negotiate the Recapitalization on behalf of the Company, said, “Following a thorough review process led by the Special Committee and its independent advisors, this transaction demonstrates the conviction of our entire Board that Comscore’s long-term success is contingent upon a united stockholder base where all stand to benefit. The Special Committee believes Comscore’s improved capital structure will increase market interest in our common stock, create upside value for our stockholders, and improve our competitive positioning relative to peers. As a Board, we find Comscore’s current market capitalization to significantly undervalue the Company, a sentiment shared by many of our common stockholders. We are keenly focused on rebuilding our stockholders’ confidence and trust in Comscore’s ability to execute a successful long-term strategy, and the Recapitalization is an important step in this journey.”

Key Terms of the Recapitalization

The key terms of the proposed Recapitalization include:

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Implied exchange of approximately $80.0 million of outstanding Series B liquidation preference for common stock at $8.11 per share (assuming an estimated closing date of December 15, 2025), resulting in issuance of 9.86 million common shares

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Implied exchange of remaining $183.7 million of Series B liquidation preference for shares of new Series C preferred stock at $14.50 per share, resulting in issuance of 12.67 million Series C preferred shares that are convertible to common stock at an initial rate of 1:1

•	No outstanding Series B preferred shares following exchange

•	Elimination of costly and dilutive dividend obligations

•	Elimination of annual dividends of approximately $18.0 million per year

•	Elimination of preferred stockholders’ right to a special dividend of at least $47.0 million

•	Comscore can force conversion of Series C shares to common stock if the VWAP exceeds $18.85 and other conditions are met

•	Shares issued in the exchange and upon conversion are to be registered for resale and tradeable, subject to existing transfer restrictions (per stockholders agreement) and the following provision:

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Initial common shares issued at closing and any shares received upon voluntary conversion by the preferred stockholders will have a six-month lockup period for any resales below $12.50 per share. Resales at or above $12.50 per share are not subject to the six-month lockup

•	One-time fixed cash payment of $6.0 million (in aggregate) to preferred stockholders in 2028

•	Reduction in total Board size from 10 to 7 and a reduction in preferred stockholders’ director designation rights from 6 to 4

•	Preferred stockholders will each designate one director and collectively nominate a fourth director / Board chair, subject to applicable independence and qualification requirements

•	CEO will remain a director

•	Non-management, unaffiliated directors will be reduced from 3 to 2

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Annualized cash compensation for the Board will be reduced by more than 20%, incremental to recent reductions in equity compensation; in addition, the non-management directors eligible for equity compensation will be reduced from 9 to 6

•	Company cannot increase or decrease Board size without majority unaffiliated director approval

•	Preferred stockholders must vote neutrally in the election of unaffiliated directors

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Amendment and restatement of existing stockholders agreement to contemplate the new governance structure and increase the required preferred stockholder threshold to maintain director designation rights from 5% to 7.5%

•	Series C preferred stockholders are entitled to vote as a single class with the holders of common stock on an as-converted basis
•	Total voting power of preferred stockholders at closing (including common and preferred shares owned at closing) will be capped at 49.99%

•	Transaction also includes individual voting caps, conversion caps, and a standstill

•	Amendment of the Company’s certificate of incorporation to increase the number of authorized shares to permit the exchange and future conversion of Series C preferred stock into common stock

•	Concurrent amendment of senior secured credit facility to facilitate transaction

•	Recapitalization and related transactions will require stockholder approval on an as-converted basis

•	Recapitalization is also conditioned on approval by a majority of votes cast by disinterested (unaffiliated) stockholders

•	Stockholder meeting expected to be held in December 2025

•	No change expected to day-to-day business operations or employee, customer, or supplier obligations

•	Transaction does not foreclose consideration of divestitures and other alternatives to create value for the Company’s stockholders

The aggregate number of common shares expected to be issued pursuant to the Recapitalization (on an as-converted basis, assuming full conversion of the Series C preferred stock on a 1:1 basis without regard to limitations on conversion) is 22,531,338, representing approximately 81.8% of the total as-converted common shares on a post-closing basis.

Additional Information about the Recapitalization

Given the preferred stockholders’ status as related parties of the Company, the review and negotiation of the Recapitalization were led by a Special Committee composed solely of Board members who were not designated by or affiliated with any preferred stockholder. Goldman Sachs & Co. LLC served as financial advisors to the Special Committee, and Richards, Layton & Finger, PA served as independent legal counsel to the Special Committee. In determining to recommend the Recapitalization, among other things, the Special Committee considered Comscore’s overall capital structure and financial condition, public market capitalization, existing dividend obligations, liquidity and business needs, dilution and compensation considerations, strategic alternatives to the Recapitalization, and perspectives shared by holders of the Company’s common stock.

Based on the recommendation of the Special Committee and the factors set forth above, the Board unanimously approved the Recapitalization and the related transactions and recommends that the Company’s stockholders approve the Recapitalization and the related transactions.

Required Approvals and Implementation of the Recapitalization

On September 26, 2025, the Company entered into an amendment to its financing agreement with Blue Torch Finance LLC to facilitate the Recapitalization and related transactions. The amendment is expected to become effective concurrently with the Recapitalization and is a condition to closing.

The Recapitalization and related matters will require approval by the Company’s stockholders on an as- converted basis, in addition to a separate class vote by the preferred stockholders. The Company is also seeking approval by a majority of the votes cast by “disinterested stockholders” of the Company, as defined in Section 144(e)(5) of the Delaware General Corporation Law. Comscore intends to file a proxy statement with the SEC in connection with the proposed Recapitalization, with a special meeting of stockholders currently expected to be held in December 2025.

In addition to the foregoing approvals, the Recapitalization is subject to the satisfaction or waiver of customary closing conditions. If all requisite approvals are obtained, the Recapitalization is expected to close shortly after the special meeting of stockholders in December 2025.

About Comscore

Comscore is a global, trusted partner for planning, transacting and evaluating media across platforms. With an unmatched data footprint that combines digital, linear TV, over-the-top and theatrical viewership intelligence with advanced audience insights, Comscore empowers media buyers and sellers to quantify their multiscreen behavior and make meaningful business decisions with confidence. A proven leader in measuring digital and TV audiences and advertising at scale, Comscore is the industry’s emerging third-party source for reliable and comprehensive cross-platform measurement.

Additional Information and Where to Find It

This communication does not constitute a solicitation of any vote.

This communication may be deemed to be solicitation material in respect of the proposed transaction and related matters. Comscore intends to file a proxy statement on Schedule 14A with the SEC in connection with the solicitation of proxies by Comscore in connection with the proposed transaction. Comscore also intends to file other relevant documents with the SEC regarding the proposed transaction. The definitive proxy statement will be provided to Comscore’s stockholders when available. Before making any voting decision with respect to the proposed transaction, stockholders of Comscore are urged to read the definitive proxy statement regarding the proposed transaction (including any amendments or supplements thereto) and other relevant materials carefully and in their entirety when they become available because they will contain important information about the proposed transaction.

The proxy statement, any amendments or supplements thereto and other relevant materials, and any other documents filed by Comscore with the SEC, may be obtained once such documents are filed with the SEC free of charge on the SEC’s website at www.sec.gov or free of charge from Comscore at www.comscore.com or by directing a request to Comscore’s Investor Relations team at investor@comscore.com or by calling (617) 466-9257.

No Offer or Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Participants in the Solicitation

Comscore and its executive officers and directors and certain other members of management and employees may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies in connection with the proposed transaction. Information regarding Comscore’s directors and executive officers is available in its proxy statement on Schedule 14A for its 2025 annual meeting of stockholders, filed with the SEC on April 30, 2025, and in its Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 6, 2025. These documents may be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials relating to the proposed transaction to be filed with the SEC when they become available.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of federal and state securities laws, including, without limitation, Comscore’s expectations, plans and opinions regarding the proposed Recapitalization, Recapitalization terms and related matters; alignment of stockholder interests; future investments and growth opportunities; execution of the Company’s strategy; the attractiveness of Comscore as an investment opportunity; improvements in public market capitalization, value and competitive positioning; future business operations and obligations to employees, customers and suppliers; stockholder approvals; transaction timing; and post-transaction Board composition. These statements involve risks and uncertainties that could cause actual events to differ materially from expectations, including, but not limited to, changes in the Recapitalization and related agreement terms; failure to obtain required stockholder approvals or “disinterested stockholder” approval; failure to receive any required government authorizations or customer, vendor or debtholder consents; delays in closing the transaction; changes in the Company’s business; external market conditions; and Comscore’s ability to achieve its expected strategic, financial and operational plans. For additional discussion of risk factors, please refer to Comscore’s respective Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and other filings that Comscore makes from time to time with the SEC, which are available on the SEC’s website (www.sec.gov).

Investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date such statements are made. Comscore does not intend or undertake, and expressly disclaims, any duty or obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after the date of this press release, or to reflect the occurrence of unanticipated events.

Media

Marie Scoutas

Comscore, Inc.

Press@comscore.com

Investors

Jackie Marcus or Nick Nelson

Alpha IR Group

617-466-9257

Investor@comscore.com